Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations – USA (510) 713-4430

Nancy Morrison, Vice President, Corporate Communications – USA (510) 713-4948

Laura Scorza, Sr. Public Relations Manager – Europe +41-(0) 21-863-5336

Logitech Announces Fourth Quarter and Full-Year

Financial Results for FY 2013

Improved Profitability Expected for FY 2014

NEWARK, Calif. — April 24, 2013 and MORGES, Switzerland, April 25, 2013 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the fourth quarter and full year of Fiscal Year 2013.

Sales for Q4 FY 2013 were $469 million, down 12 percent from $532 million in Q4 FY 2012. Excluding the unfavorable impact of exchange rates, sales were down by 11 percent compared to the prior year. The Company posted an operating loss for the fourth quarter of $37 million compared to operating income of $24 million in the same quarter a year ago. The operating loss included $16 million in restructuring charges and $6 million related to the impairment of goodwill and other assets. The net loss for Q4 FY 2013 was $36 million ($0.23 per share) compared to net income of $28 million ($0.17 per share) in the prior year. Gross margin for Q4 FY 2013 was 33.5 percent, down from 36.4 percent a year ago.

Logitech’s retail sales for Q4 FY 2013 decreased by 10 percent year over year, up 2 percent in Asia, down 2 percent in the Americas and down 25 percent in EMEA. OEM sales decreased by 21 percent and sales for the LifeSize division decreased by 19 percent.

For the full 2013 fiscal year, ending March 31, 2013, sales were $2.1 billion, compared to $2.3 billion in FY 2012. The Company posted an operating loss of $252 million. Excluding impairment and restructuring charges, FY 2013 non-GAAP operating income would have been $8 million. The net loss for the full fiscal year was $228 million ($1.44 per share) compared to net income of $71 million ($0.41 per share) in FY 2012. Gross margin for FY 2013 was 33.7 percent compared to 33.5 percent in FY 2012.

Logitech Announces Q4 and Full-Year FY 2013 Results – Page 2

“Regionally, with the exception of EMEA, our retail business has begun to stabilize,” said Bracken P. Darrell, Logitech president and chief executive officer. “In Europe, the combination of the difficult macro-economic environment and the very slow PC market stalled our business in Q4. For the rest of our retail business (Americas and Asia), sales of our mice and keyboards grew 6 percent, much better than the market for PCs, which was down globally nearly 14 percent year over year. I was also pleased with the strong momentum of our tablets accessories during the fourth quarter. We recently launched a version of our best-selling Ultrathin Keyboard Cover for the iPad mini as well as a range of new tablet folios.

“In closing FY 2013, I believe we have taken appropriate actions to effect a turnaround,” said Mr. Darrell. “We have narrowed our strategic focus; restructured the company, including our LifeSize division; and prioritized our resources to create great new products for tablets. While the PC market continues to weigh upon parts of our business, and the ongoing economic uncertainty in much of Europe shows no signs of improvement, our product portfolio and indications of stabilization in the Americas and Asia, combined with the cost savings resulting from our FY 2013 restructuring initiatives, position us for improved profitability in FY 2014.

Outlook

For Fiscal Year 2014, ending March 31, 2014, Logitech currently expects sales of approximately $2 billion, operating income of approximately $50 million and gross margin of approximately 34 percent.

Prepared Remarks Available Online

Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate Web site at http://ir.logitech.com. The remarks are posted in the Calendar section on the Investor home page.

Financial Results Teleconference and Webcast

Logitech will hold a financial results teleconference to discuss the results for Q4 FY 2013 on Thursday, April 25, 2013 at 8:30 a.m. Eastern Daylight Time and 14:30 Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

# # #

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: improved profitability, the stabilization and turnaround of our business, momentum of our tablets accessories, new product development, and Fiscal Year 2014 sales, operating income and gross margin. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories and sales in emerging market geographies; if sales of PC peripherals in mature markets are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in exchange rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2012, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended March 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2013	2012

Net sales	$469,087	$531,962
Cost of goods sold	312,129	338,075
Gross profit	156,958	193,887
% of net sales	33.5%	36.4%

Operating expenses:
Marketing and selling	107,480	100,302
Research and development	36,582	40,948
General and administrative	28,982	28,896
Impairment of goodwill and other assets	5,688	—
Restructuring charges	15,506	—
Total operating expenses	194,238	170,146

Operating income (loss)	(37,280)	23,741

Interest income, net	255	466
Other income, net	2,139	6,481

Income (loss) before income taxes	(34,886)	30,688
Provision for income taxes	1,028	2,402

Net income (loss)	$(35,914)	$28,286

Shares used to compute net income (loss) per share:
Basic	158,716	169,387
Diluted	158,716	170,401
Net income (loss) per share:
Basic	$(0.23)	$0.17
Diluted	$(0.23)	$0.17

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Twelve Months Ended March 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2013	2012

Net sales	$2,099,883	$2,316,203
Cost of goods sold	1,392,581	1,539,614
Gross profit	707,302	776,589
% of net sales	33.7%	33.5%

Operating expenses:
Marketing and selling	431,598	423,854
Research and development	153,922	162,331
General and administrative	113,824	118,423
Impairment of goodwill and other assets	216,688	—
Restructuring charges	43,704	—
Total operating expenses	959,736	704,608

Operating income (loss)	(252,434)	71,981

Interest income, net	907	2,674
Other income (expense), net	(2,198)	16,622

Income (loss) before income taxes	(253,725)	91,277
Provision for (benefit from) income taxes	(25,588)	19,819

Net income (loss)	$(228,137)	$71,458

Shares used to compute net income (loss) per share:
Basic	158,468	174,648
Diluted	158,468	175,591
Net income (loss) per share:
Basic	$(1.44)	$0.41
Diluted	$(1.44)	$0.41

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

CONSOLIDATED BALANCE SHEETS	March 31, 2013	March 31, 2012

Current assets
Cash and cash equivalents	$333,824	$478,370
Accounts receivable	179,565	223,104
Inventories	261,083	297,072
Other current assets	57,036	65,990
Assets held for sale	13,002	—
Total current assets	844,510	1,064,536
Non-Current assets
Property, plant and equipment	87,649	94,884
Goodwill	340,132	560,523
Other intangible assets	26,024	53,518
Other assets	75,796	83,033
Total assets	$1,374,111	$1,856,494

Current liabilities
Accounts payable	$265,995	$301,111
Accrued liabilities	185,848	186,680
Liabilities held for sale	1,342	—
Total current liabilities	453,185	487,791
Non-current liabilities	187,222	218,462
Total liabilities	640,407	706,253

Shareholders’ equity	733,704	1,150,241

Total liabilities and shareholders’ equity	$1,374,111	$1,856,494

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Three Months Ended March 31,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2013	2012

Cash flows from operating activities:
Net income (loss)	$(35,914)	$28,286
Non-cash items included in net income (loss):
Depreciation	10,558	10,767
Amortization of other intangible assets	5,159	6,325
Impairment of goodwill and other assets	5,688	—
Investment impairment	—	—
Inventory valuation adjustment	4,970	—
Share-based compensation expense	6,539	8,149
Gain on disposal of property and plant	—	(4,063)
Loss on sale of investments	—	9
Excess tax benefits from share-based compensation	—	(4)
Deferred income taxes and other	2,154	1,135
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	86,238	92,371
Inventories	18,632	(901)
Other assets	1,012	7,232
Accounts payable	(75,962)	(78,351)
Accrued liabilities	(16,280)	(28,981)
Net cash provided by operating activities	12,794	41,974

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,208)	(16,390)
Investment in privately-held company	(450)	—
Proceeds from sale of property and plant	—	4,063
Purchases of trading investments	(1,902)	(1,928)
Proceeds from sales of trading investments	2,154	1,879
Net cash used in investing activities	(7,406)	(12,376)

Cash flows from financing activities:
Payment of cash dividends	—	—
Purchases of treasury shares	—	(82,902)
Proceeds from sale of shares upon exercise of options and purchase rights	7,139	7,739
Tax withholdings related to net share settlements of restricted stock units	(380)	(76)
Excess tax benefits from share-based compensation	—	4
Net cash provided by (used) in financing activities	6,759	(75,235)

Effect of exchange rate changes on cash and cash equivalents	(322)	674
Net increase (decrease) in cash and cash equivalents	11,825	(44,963)
Cash and cash equivalents at beginning of period	321,999	523,333
Cash and cash equivalents at end of period	$333,824	$478,370

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Twelve Months Ended March 31,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2013	2012

Cash flows from operating activities:
Net income (loss)	$(228,137)	$71,458
Non-cash items included in net income (loss):
Depreciation	44,419	45,968
Amortization of other intangible assets	23,073	26,534
Impairment of goodwill and other assets	216,688	—
Investment impairment	3,600	—
Inventory valuation adjustment	4,970	34,074
Share-based compensation expense	25,198	31,529
Gain on disposal of property and plant	—	(8,967)
Gain on sale of investments	(831)	(6,109)
Excess tax benefits from share-based compensation	(26)	(37)
Deferred income taxes and other	11,552	137
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	44,928	29,279
Inventories	20,076	(36,621)
Other assets	(1,189)	(4,621)
Accounts payable	(36,289)	3,622
Accrued liabilities	(11,042)	9,896
Net cash provided by operating activities	116,990	196,142

Cash flows from investing activities:
Purchases of property, plant and equipment	(46,945)	(47,807)
Acquisitions, net of cash acquired	—	(18,814)
Investment in privately-held companies	(4,420)	—
Proceeds from sale of property and plant	—	8,967
Proceeds from sale of available-for-sale securities	917	6,550
Purchases of trading investments	(4,196)	(7,505)
Proceeds from sales of trading investments	4,463	7,399
Net cash used in investing activities	(50,181)	(51,210)

Cash flows from financing activities:
Payment of cash dividends	(133,462)	—
Purchases of treasury shares	(89,955)	(156,036)
Proceeds from sale of shares upon exercise of options and purchase rights	15,982	17,591
Tax withholdings related to net share settlements of restricted stock units	(2,375)	(966)
Excess tax benefits from share-based compensation	26	37
Net cash used in financing activities	(209,784)	(139,374)

Effect of exchange rate changes on cash and cash equivalents	(1,571)	(5,119)
Net increase (decrease) in cash and cash equivalents	(144,546)	439
Cash and cash equivalents at beginning of period	478,370	477,931
Cash and cash equivalents at end of period	$333,824	$478,370

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended		Twelve Months Ended
	March 31,		March 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2013	2012	2013	2012

Depreciation	$10,558	$10,767	$44,419	$45,968
Amortization of other intangible assets	5,159	6,325	23,073	26,534
Capital expenditures	7,208	16,390	46,945	47,807
Impairment of goodwill and other assets	5,688	—	216,688	—
Restructuring charges	15,506	—	43,704	—

Total operating expenses - GAAP	$194,238	$170,146	$959,736	$704,608
Less: Impairment of goodwill and other assets	5,688	—	216,688	—
Less: Restructuring charges	15,506	—	43,704	—
Total operating expenses before impairment of goodwill and other assets and restructuring charges - Non-GAAP	$173,044	$170,146	$699,344	$704,608

Operating income (loss) - GAAP	$(37,280)	$23,741	$(252,434)	$71,981
Less: Impairment of goodwill and other assets	5,688	—	216,688	—
Less: Restructuring charges	15,506	—	43,704	—
Operating income (loss) before impairment of goodwill and other assets and restructuring charges - Non-GAAP	$(16,086)	$23,741	$7,958	$71,981

Income (loss) before income taxes - GAAP	$(34,886)	$30,688	$(253,725)	$91,277
Less: Impairment of goodwill and other assets	5,688	—	216,688	—
Less: Restructuring charges	15,506	—	43,704	—
Income (loss) before income taxes and impairment of goodwill and other assets and restructuring charges - Non-GAAP	$(13,692)	$30,688	$6,667	$91,277

Net income (loss) - GAAP	$(35,914)	$28,286	$(228,137)	$71,458
Less: Impairment of goodwill and other assets	5,688	—	216,688	—
Less: Restructuring charges	15,506	—	43,704	—
Net income (loss) before impairment of goodwill and other assets and restructuring charges - Non-GAAP	$(14,720)	$28,286	$32,255	$71,458

Net sales by channel:
Retail	$407,690	$455,398	$1,821,657	$1,982,783
OEM	32,493	40,993	141,186	185,959
LifeSize	28,904	35,571	137,040	147,461
Total net sales	$469,087	$531,962	$2,099,883	$2,316,203

Net retail sales by product family(**):
Retail - Pointing Devices	$128,809	$132,335	$521,083	$559,366
Retail - Keyboards & Desktops	105,596	101,458	407,896	404,298
Retail - Tablet Accessories	30,783	7,128	119,804	43,693
Retail - Audio - PC	57,039	70,964	271,197	309,896
Retail - Audio - Wearables & Wireless	8,542	14,069	65,826	53,140
Retail - Video	41,063	50,017	179,340	216,387
Retail - PC Gaming	23,618	41,109	142,184	170,948
Retail - Remotes	11,382	16,895	71,641	91,000
Retail - Other	858	21,423	42,686	134,055
Total net retail sales	$407,690	$455,398	$1,821,657	$1,982,783

* * Certain products within the retail product families as presented in prior years have been reclassified to conform to the current year presentation, with no impact on previously reported total net retail sales.

	Quarter Ended		Twelve Months Ended
	March 31,		March 31,
Share-based Compensation Expense(*)	2013	2012	2013	2012

Cost of goods sold	$398	$562	$2,499	$3,620
Marketing and selling	2,447	3,371	7,825	12,716
Research and development	1,513	1,823	7,532	7,187
General and administrative	2,181	2,393	7,342	8,006
Income tax benefit	(1,266)	(1,699)	(5,356)	(6,294)
Total share-based compensation expense after income taxes	$5,273	$6,450	$19,842	$25,235

Share-based compensation expense net of tax, per share (diluted)	$0.03	$0.04	$0.13	$0.14

* Share-based compensation expense for the quarter ended March 31, 2013 and twelve months ended March 31, 2013 includes a reduction of $0 and $2.2m in expense applicable to employees terminated as a result of the restructuring plans announced in April 2012 and March 2013.

Constant dollar sales (sales excluding impact of exchange rate changes) and Non-GAAP operating income (loss), income (loss) before income taxes and net income (loss) (excluding the FY 2013 impairment and restructuring charges)

We refer to our net sales excluding the impact of foreign currency exchange rates as constant dollar sales. We also report non-GAAP operating expenses, operating income (loss), income (loss) before income taxes and net income (loss) in this press release and related materials, excluding the FY 2013 impairment of goodwill and other assets and restructuring charges. Constant dollar sales and non-GAAP operating expenses, operating income (loss), income (loss) before income taxes and net income (loss) are non-GAAP financial measures, which are information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. GAAP. Our management uses these non-GAAP measures in its financial and operational decision-making, and believes these non-GAAP measures, when considered in conjunction with the corresponding GAAP measures, facilitate a better understanding of changes in net sales, operating expenses, operating income (loss), income (loss) before income taxes and net income (loss). Constant dollar sales are calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency. Non-GAAP operating expenses, operating income (loss), income (loss) before income taxes and net income (loss) before impairment of goodwill and other assets and restructuring charges can be reconciled to GAAP operating expenses, operating income (loss), income (loss) before income taxes and net income (loss), respectively, by adding the amount of the impairment and restructuring charges.